Exhibit 99.1

NEWS RELEASE October 20, 2022

Contacts: Dan Schlanger, CFO
Ben Lowe, SVP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

Crown Castle Declares Quarterly
Common Stock Dividend

October 20, 2022 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $1.565 per common share. The quarterly dividend will be payable on December 30, 2022 to common stockholders of record at the close of business on December 15, 2022. Future dividends are subject to the approval of Crown Castle’s Board of Directors.

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 85,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.